   As filed with the Securities and Exchange Commission on November 5, 2001

                                                 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                              ___________________

                                   FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933

                              ___________________

                          DYNACQ INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)

             Nevada                                       76-0375477
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification Number)


10304 Interstate 10 East, Suite 369, Houston, Texas        77069
     (Address of principal executive offices)            (Zip code)


           Dynacq International, Inc. Year-2000 Stock Incentive Plan
                           (Full Title of the Plans)

                              ___________________

                                  Philip Chan
              Chief Financial Officer and Vice President - Finance
                      10304 Interstate 10 East, Suite 369
                              Houston, Texas 77069
                                 (713) 673-6432
(Name, address, and telephone number, including area code, of agent for service)

                                 copy to:
                           Thomas C. Pritchard, Esq.
                           Brewer & Pritchard, P.C.
                          Three Riverway, 18th Floor
                             Houston, Texas 77056
                             Phone (713) 209-2950
                              Fax (713) 659-2430

                              ___________________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
TITLE OF                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
SECURITIES TO BE                                    AMOUNT BEING     OFFERING PRICE         AGGREGATE       REGISTRATION
REGISTERED                                          REGISTERED(1)     PER SHARE(2)      OFFERING PRICE(2)       FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share..................................      2,500,000         $16.95            $42,375,000         $10,594
------------------------------------------------------------------------------------------------------------------------
   TOTAL                                                                                                       $10,594
========================================================================================================================

----------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by The Nasdaq National Market on October 4, 2001.

                           DYNACQ INTERNATIONAL, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to 2,500,000 shares of our common stock that may be issued under our Year-2000 Stock Incentive Plan. The documents containing information specified by Part I of this Registration Statement will be delivered to participants in the plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. These documents do not need to be filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          We have filed the following documents with the Securities and Exchange Commission and these documents are incorporated in this Form S-8 by reference:

          1. Our annual report on Form 10-KSB for the fiscal year ended August 31, 2000;

          2. Our quarterly reports on Form 10-QSB for the fiscal quarters ended November 30, 2000, February 28, 2001, and May 31, 2001;

          3. Our current reports on Form 8-K filed on March 19, 2001 and April 6, 2001; and

          4. The description of our common stock contained in our Registration Statement on Form 10 (File No. 000-20574), as amended, and any further amendment or report filed hereafter for the purpose of updating any such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all shares of common stock offered have been sold or that deregisters all of the shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4. DESCRIPTION OF SECURITIES

  Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

  Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Nevada law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8. EXHIBITS

  The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.     IDENTIFICATION OF EXHIBIT
-----------     -------------------------

 4.1 Articles of Incorporation (incorporated by reference to the Company's Registration Statement on Form 10, No. 0-20554); Amendment to Articles of Incorporation (incorporated by reference to the Company's Registration Statement on Form 10, No. 0-20554); Amendment to Articles of Incorporation (incorporated by reference to the Company's Registration Statement on Form 10, No. 0-20554); Amendment to Articles of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-KSB, filed December 14,
               1998)

 4.2 Bylaws, as amended August 1, 1995 (incorporated by reference to the Company's Amended Form 10-K filed May 8, 1996)

 4.3 Dynacq International, Inc. Year-2000 Stock Incentive Plan (incorporated by reference as Appendix B from the Company's Definitive Proxy Statement on Schedule 14A, filed August 9, 2000)

 5.1           Opinion of Brewer & Pritchard, P.C.

23.1           Consent of Brewer & Pritchard, P.C. (included in Exhibit 5.1)

23.2 Consent of KenWood & Associates, P.C., independent public accountants

ITEM 9. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i. To include any prospectus required by Section 10(a)(3) of the
            Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of November, 2001.

                                  DYNACQ INTERNATIONAL, INC.



                                  By:  /s/  Philip Chan
                                     ------------------------------
                                     Philip Chan, Chief Financial Officer,
                                     Vice-President - Finance, and Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                         Title                          Date
---------                         -----                          ----

/s/  Chiu Moon Chan       Chairman of the Board, CEO,      November 5, 2001
Chiu Moon Chan            President, and Secretary


/s/  Philip Chan          Director, CFO, Treasurer,        November 5, 2001
Philip Chan               and Vice President - Finance


/s/  Stephen L. Huber     Director                         November 5, 2001
Stephen L. Huber


/s/  Earl R. Votaw        Director                         November 5, 2001
Earl R. Votaw

                                 Exhibit Index
                                 -------------


EXHIBIT NO.     IDENTIFICATION OF EXHIBIT
-----------     -------------------------

 4.1 Articles of Incorporation (incorporated by reference to the Company's Registration Statement on Form 10, No. 0-20554); Amendment to Articles of Incorporation (incorporated by reference to the Company's Registration Statement on Form 10, No. 0-20554); Amendment to Articles of Incorporation (incorporated by reference to the Company's Registration Statement on Form 10, No. 0-20554); Amendment to Articles of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-KSB, filed December 14, 1998)

 4.2 Bylaws, as amended August 1, 1995 (incorporated by reference to the Company's Amended Form 10-K filed May 8, 1996)

 4.3 Dynacq International, Inc. Year-2000 Stock Incentive Plan (incorporated by reference as Appendix B from the Company's Definitive Proxy Statement on Schedule 14A, filed August 9,
                2000)

 5.1            Opinion of Brewer & Pritchard, P.C.

23.1            Consent of Brewer & Pritchard, P.C. (included in Exhibit 5.1)

23.2 Consent of KenWood & Associates, P.C., independent public accountants